EXHIBIT 23.1

      CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

              We hereby consent to the use of our legal opinion dated March 7, 2001, in this Form 8-K for Hart Industries, Inc.


      /s/
          -------------------

Feldhake, August & Roquemore LLP
Irvine, California
March 26, 2001